[Crowell & Moring LLP letterhead]

June 14, 1999

NCT Group, Inc.
1025 West Nursery Road
Suite 120
Linthicum, Maryland

     Re: Form S-1 Amendment No. 3 to the Registration Statement on Form S-3 No. 333-43387

Gentlemen:

     We serve as outside counsel to NCT Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the preparation and filing with the Securities and Exchange Commission of the Form S-1 Amendment No. 3 to the Registration Statement on Form S-3 that the Company is filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), relating to the sale by certain Selling Stockholders, as defined in such Registration Statement, of 47,011,613 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company (the "Resale Shares") and the sale of certain persons not deemed "affiliates" of the Company, as that term is defined under the Act, of 378,894 shares of Common Stock of the Company upon the exercise of outstanding warrants and options to purchase Common Stock (the "Warrant and Option Shares").

     With respect to the Form S-1 Amendment No. 3 to the Registration Statement on Form S-3, we are of the opinion that:

     1. The Resale Shares have been duly authorized by the Company, have been validly issued and are fully paid and nonassessable; and

     2. The Warrant and Option Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the respective warrant and option agreements governing such warrants or options, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5 to the Form S-1 Amendment No. 3 to the Registration Statement on Form S-3 referred to above and to the reference therein to our firm under the caption "Interests of Named Experts and Counsel" in the Prospectus.

                              Respectfully submitted,

                              /s/ CROWELL & MORING LLP
                              ------------------------
                              Crowell & Moring LLP

Signed By:
/s/ WILLIAM P. O'NEILL
Date:  6/14/99

Reviewed By:
/s/ STEVE SCHNITZER
Date:  6/14/99